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                                                                Exhibit No. 3(f)

                                  BY-LAWS OF
                     ICF KAISER GOVERNMENT PROGRAMS, INC.

                                   ARTICLE I
                                    Offices

Section 1.01. Registered Office in Delaware. The registered office shall be in Wilmington, Delaware. The name of the registered agent of the Corporation at such location is Corporation Service Company.

Section 1.02. Principal Office. The Board of Directors is granted full power and authority to fix and thereafter change the location of the principal office of the Corporation at any location within the United States.

Section 1.03. Other Offices. The Corporation may have such other offices either within or without the State of Delaware as the Board of Directors may from time to time determine.

                                  ARTICLE II
                           Meetings of Stockholders

Section 2.01. Time and Place of Meeting. Annual meetings of the stockholders for the purpose of electing directors, making reports of the affairs of the Corporation and transacting such other business as may properly come before the meeting shall be held at such place, within or without the State of Delaware, on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be fixed by the Board of Directors and stated in the notice of meeting. If no other place is fixed by the Board of Directors, meetings of stockholders shall be held at the principal executive office of the Corporation. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Corporation.

Section 2.02. Notice of Meeting. Written notice of meetings of stockholders, stating the place, date and hour thereof, and in the case of a special meeting, the purpose or purposes for which the meeting is being called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote thereat.

Section 2.03. Qualified Voters. The officer who has charge of the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present and entitled to vote.
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Section 2.04.  Special Meetings.  Special meetings of the stockholders may be called by the Board of Directors or by the President or by a writing signed by stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote at such meeting. Such call shall state the purpose or purposes of the proposed meeting. The Secretary shall give notice of such meeting to the stockholders entitled to vote thereat, in accordance with such call.

Section 2.05. Business at Special Meetings. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 2.06. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting (if the adjournment is not for more than thirty days and a new record date for the determination of stockholders entitled to vote is not fixed), until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07. Vote Required. When a quorum is present at any meeting, the vote of the holders of a majority of the shares of stock having voting power voting, in person or by proxy, on a question shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these By-laws a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.08. Proxies. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date unless the proxy provides for a longer period. No proxy or power of attorney to vote shall be used to vote at a meeting of the stockholders unless it shall have been filed with the Secretary of the meeting when required by the inspectors of election. All questions regarding the qualification of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two inspectors of election who shall be appointed by the Board of Directors, or if not so appointed, then by the presiding officer of the meeting.

Section 2.09. Presiding Officer. The President of the Corporation shall preside over all meetings of stockholders.

Section 2.10. Consent. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes, the By-laws or the Certificate of Incorporation, the meeting and vote may be dispensed with if the number of stockholders who would have been entitled to vote upon the action if such meeting were held, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting, shall consent in writing to such corporate action being taken. Prompt
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notice shall be given by the Secretary to all stockholders of the taking of corporate action without a meeting by less than unanimous written consent.

                                  ARTICLE III
                                   Directors

Section 3.01. Number and Election. The number of directors which shall constitute the whole Board shall be no less than one (1) or more than ten (10). By amendment of this By-law, the number may be increased or decreased from time to time by the Board of Directors or stockholders within the limits permitted by law, but no decrease in the number of directors shall change the term of any director in office at the time thereof. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3.02, and each director shall hold office until his successor is elected and accepts office unless he earlier resigns or is removed. Directors need not be stockholders. A director may resign at any time upon written notice to the Corporation or orally at any meeting of the directors or stockholders.

Section 3.02. Removal and Vacancies. A director may be removed with or without cause by a majority vote of the holders of the outstanding shares entitled to vote. [Subject to any Stockholder's Agreement] Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and accept office, unless sooner displaced.

Section 3.03. Management, The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

Section 3.04. Place of Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. Meetings may be held by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 3.05. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the adjournment of the annual meeting of stockholders and at the place thereof. No notice of such meeting shall be necessary to the directors in order legally to constitute the meeting, provided a quorum is present. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 3.06. Notice for Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.07. Special Meetings. Special meetings of the Board of Directors may be called by a majority of the Board of Directors or the President and shall be held on notice by letter mailed or delivered for transmission not later than on the third day immediately preceding the day of such
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meeting, or by written notice delivered or received not later than the day immediately preceding the day of such meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.08. Quorum. At meetings of the Board of Directors, a majority of the full number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.09. Chairman of the Board. At its first meeting after each annual meeting of stockholders, the Board of Directors shall elect from among its members a Chairman. The Board of Directors may also choose a Vice Chairman from among its members. The Chairman shall preside at all meetings of the Board of Directors, and shall perform such other duties as the Board may prescribe. The Chairman may participate and act in any meeting of the Board of Directors as a director. The Vice Chairman, if any, shall act under the direction of the Chairman and in the absence or disability of the Chairman shall perform the duties and exercise the powers of the Chairman. The Chairman and the Vice Chairman, if any, (i) shall hold their respective offices at the pleasure of the Board of Directors, and (ii) may be removed with or without cause at any time by the Board of Directors. Any vacancy occurring in the office of the Chairman or Vice Chairman by death, resignation, removal or otherwise shall be filled by the Board of Directors.

Section 3.10. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees of the Board of Directors, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in the resolution, may have and exercise any or all the powers of the Board of Directors in the management of the business and affairs of the Corporation including, but not limited to, the power and authority of the Board of Directors: (i) to authorize the seal of the Corporation to be affixed to all papers; (ii) to declare a dividend; (iii) to authorize the issuance of stock; (iv) to adopt a certificate of ownership and merger pursuant to Section 253, of Title 8, Delaware Code; and (v) to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of Title 8, Delaware Code, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for shares of any other class or classes or any other series of the same of any other class or classes of stock of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by the Board of Directors. The member or members of any such committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. At meetings of such committees, a majority of the members or alternate members at any meeting at which there is a quorum shall be the act of the committee.

Section 3.11. Committee Minutes. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors.
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Section 3.12.  Consent.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 3.13. Compensation. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board of Directors may be allowed like reimbursement and compensation for attending committee meetings.

                                  ARTICLE IV
                                    Notices

Section 4.01. Notice. Notices to directors and stockholders mailed to them at their addresses appearing on the books of the Corporation shall be deemed to be given at the time when deposited in the United States mail, postage prepaid. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4.02. Waiver. Whenever any notice is required to be given under the provisions of the statute, the Certificate of Incorporation or of these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in such waiver. Attendance at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

                                   ARTICLE V
                                   Officers

Section 5.01. Election. The officers of the Corporation shall be chosen by the Board of Directors at its first meeting after each annual meeting of stockholders and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person.

Section 5.02. Other Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 5.03. Salaries. The salaries of all officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

Section 5.04. Vacancies. The officers of the Corporation shall hold office at the pleasure of the Board of Directors. Any officer may be removed with or without cause at any time by the Board
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of Directors. Each officer shall hold his office until his successor is elected and qualified or until his earlier resignation or removal. The Board of Directors may fill any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise.

Section 5.05. President. The President shall serve as Chief Executive Officer of the Corporation, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute on behalf of the Corporation, and may affix or cause the seal to be affixed to, all instruments requiring such execution except to the extent the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall perform such additional duties and have such additional powers as the Board of Directors may from time to time prescribe.

Section 5.06. Vice Presidents. The Vice Presidents shall act under the direction of the President and in the absence or disability of the President shall perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe. The Board of Directors may designate one or more Executive Vice Presidents or may otherwise specify the order of seniority of the Vice Presidents. The duties and powers of the President shall descend to the Vice Presidents in such specified order of seniority.

Section 5.07. Secretary. The Secretary shall act under the direction of the President. Subject to the direction of the President, he shall attend all meetings of the Board of Directors and all meetings of the stockholders and record the proceedings in a book to be kept for that purpose. He shall perform like duties for committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the President or the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the President or the Board of Directors, cause it to be affixed to any instrument requiring it.

Section 5.08. Assistant Secretaries. The Assistant Secretaries shall act under the direction of the President. In the order of their seniority, unless otherwise determined by the President or the Board of Directors, they shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

Section 5.09. Treasurer. The Treasurer shall act under the direction of the President. Subject to the direction of the President he shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the President or the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. He may affix or cause to be affixed the seal of the Corporation to documents so requiring.

Section 5.10. Assistant Treasurers. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the President or the Board of Directors, shall, in the absence or disability
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of the Treasurer, perform the duties and exercise the powers of the Treasurer.
They shall perform such other duties and have such other powers as the President or the Board of Directors may from time to time prescribe.

                                  ARTICLE VI
                             Certificates of Stock

Section 6.01. Certificate. Every holder of stock in the Corporation shall be entitled to have a certificate signed by the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Every such certificate shall contain a statement of the restrictions provided in
Section 4 of this Article.

Section 6.02. Facsimile Signature. Any or all the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued with the same effect as though the person had not ceased to be such officer, transfer agent or registrar. The seal of the Corporation or a facsimile thereof may, but need not, be affixed to certificates of stock.

Section 6.03. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.04. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books, provided, however, the Corporation shall have no obligation to issue new certificates, cancel old certificates or record transactions unless and until it is satisfied that (i) all provisions of the Certificate of Incorporation, these By-laws and any legends on the certificate regarding transfer of shares and restrictions on such transfers have been complied with, and (ii) all other applicable restrictions, including restrictions imposed by law, including federal and state securities law, and by any stockholders agreement to which the Corporation is a party, have been complied with.

Section 6.05. Record Date. The Board of Directors may fix in advance a date, not more than sixty days nor less than ten days preceding the date of any meeting of stockholders, or not more than sixty days before the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to
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receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 6.06. Recognition of Ownership. The Corporation shall be entitled to recognize the person registered on its books as the owner of shares to be the exclusive owner for all purposes including voting and dividends, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                  ARTICLE VII
                                 Miscellaneous

Section 7.01. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper, as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for the purchase of additional property, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve.

Section 7.02. Checks, Demands and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

Section 7.04. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                                 ARTICLE VIII
                                Indemnification

Section 8.01. Indemnification of Directors and Officers for Actions, Suits, or Proceedings Other Than By Or In The Right of the Corporation. To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) or by reason of any action alleged to have been taken or omitted in such capacity against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and
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reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.02. Indemnification of Directors and Officers for Actions or Suits By Or In The Right of the Corporation. To the full extent permitted by law, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 8.03. Indemnification of Others for Actions, Suits, or Proceedings Other Than By Or In The Right of the Corporation. To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with any threatened, pending or completed action, suit or proceeding and any appeal therefrom, including but not limited to liability and expenses incurred on account of profits realized by him in the purchase or sale of securities of the Corporation, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any
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criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 8.04. Indemnification of Others for Actions or Suits By Or In The Right of the Corporation. To the full extent permitted by law, the Corporation, in the sole discretion of the Board of Directors of the Corporation, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was or has agreed to become an employee, agent or contractor of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee, agent or contractor of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans), or by reason of any action alleged to have been taken or omitted in such capacity, against costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of any threatened, pending or completed action or suit and any appeal therefrom, or the defense or settlement of any claim, issue or matter, if and only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

Section 8.05. Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding the other provisions of these By-laws, to the extent that a director or officer of the Corporation or other person indemnified under Sections 8.01 through 8.04, herein, has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

Section 8.06. Determination of Right to Indemnification. Unless otherwise ordered by a court, any indemnification under Sections 8.01 through 8.04, herein, shall be paid by the Corporation unless a determination is made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
(iii) by the stockholders, that indemnification of an individual entitled to indemnification under Sections 8.01 through 8.04, herein, is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 8.01 through 8.04, herein.

Section 8.07. Advance Payment of Costs, Charges and Expenses. To the full extent permitted by law, the Corporation shall, upon request, pay costs, charges and expenses (including attorneys' fees)
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                                 BY-LAWS OF ICF KAISER GOVERNMENT PROGRAMS, INC.
                                                                         Page 11


incurred by a person entitled to indemnification pursuant to Sections 8.01 and 8.02, herein, and, if applicable, pursuant to Sections 8.03 and 8.04, herein, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding; provided, however, that the payment of such costs, charges and expenses incurred by a director or officer in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer) in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in these By-laws; such costs, charges and expenses incurred by other employees, agents and contractors may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 8.08. Procedure for Indemnification. Any indemnification or advance of costs, charges and expenses provided for in Sections 8.01 through 8.07, herein, shall be made promptly, and in any event within sixty (60) days, upon the written request of the person entitled to indemnification; the right to indemnification or advances as granted by these By-laws shall be enforceable by a director or officer or other person indemnified hereunder in any court of competent jurisdiction. If the Corporation denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days, such person's costs, charges and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation; it shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses pursuant to Section 8.07, herein, where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Sections 8.01 through 8.04, herein, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 8.01 through 8.04, herein, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8.09. Authorization of Corporation Officers. The proper officers of the Corporation are, and each of them acting without the other is, authorized to take any action, for and in the name of the Corporation, which he deems necessary or appropriate (as conclusively presumed from the taking of such action) to carry out and effect the foregoing Sections 8.01 through 8.08.

Section 8.10. Other Rights; Continuation of Right to Indemnification. The indemnification and advancement of expenses provided by these By-laws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law
(present or future, common or statutory), by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to serve in the capacity making him eligible for indemnification, and shall inure to the benefit of the estate, heirs, executors and administrators of such person; all rights to indemnification under these By-laws shall be deemed to be a contract
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                                 BY-LAWS OF ICF KAISER GOVERNMENT PROGRAMS, INC.
                                                                         Page 12

between the Corporation and each director and officer of the Corporation and, as applicable, any other person indemnified hereunder who serves or served in such capacity at any time while these By-laws as well as the relevant provisions of the Delaware General Corporation Law or any other applicable laws are or were in effect; any repeal or modification hereof or of such provisions of such law shall not in any way diminish any rights to indemnification of such director or officer or other person entitled to indemnification or the obligations of the Corporation arising hereunder.

Section 8.11. Savings Clause. If Sections 8.01 through 8.10 of these By-laws or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer, and may indemnify any other person entitled to indemnification, as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of these By-laws that shall not have been invalidated and to the full extent permitted by applicable law. To the full extent permitted by law, the Corporation may enter into and perform agreements with persons, including, without limitation, present and former officers, directors and employees of the Corporation and of companies acquired by or merged with the Corporation, obligating the Corporation, among other things, to provide indemnification and advancement of costs, charges and expenses to such persons in addition to any indemnification or advancement which may be available to such person under Sections 8.01 through 8.10 of these By-laws.

Section 8.12. Insurance. The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise (including employee benefit plans) against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 8.13. Amendment of By-laws. The Board of Directors may from time to time adopt further By-laws with respect to indemnification and may amend these and such By-laws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Delaware.

                                 ARTICLE IX
                                 Amendments

Section 9.01. Amendment by Stockholders. These By-laws may be amended by a majority vote of all the stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 9.02. Amendment by Board of Directors. The Board of Directors by a majority vote of the whole Board at any meeting may amend these By-laws, including By-laws adopted by the stockholders, but the stockholders may from time to time specify particular provisions of the By-laws which shall not be amended by the Board of Directors.